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                                                                    EXHIBIT 99.1
ZYMETX, INC.
THE VIRAL DISEASE MANAGEMENT COMPANYSM
800 RESEARCH PARKWAY - SUITE 100
OKLAHOMA CITY, OKLAHOMA 73104
www.zymetx.com


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
FOR MORE INFORMATION, CONTACT:
     Norman R. Proulx, CEO or                  R. Jerry Falkner, CFA               Herb Haft, Investor Relations
     G. Carl Gibson, CFO                       RJ Falkner & Company                The Haft Group, Inc.
     ZymeTx, Inc.                              (800) 377-9893                      New York City
     (405) 271-1314                            info@rjfalkner.com                  (212) 759-8865
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FOR IMMEDIATE RELEASE

             ZYMETX REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER
                            ENDED SEPTEMBER 30, 2000

OKLAHOMA CITY, NOVEMBER 9, 2000 - ZymeTx, Inc. (NASDAQ: ZMTX), a viral disease management company, today reported financial results for the first quarter of fiscal 2001.

For the quarter ended September 30, 2000, the Company reported a net loss of $1,422,000, or $.21 per share, compared to a net loss in the first quarter of fiscal 2000 totaling $1,736,000, or $.26 per share. Operating expenses declined 19 percent to $1,494,000 during the first quarter of fiscal 2001, compared to $1,849,000 in the first quarter of fiscal 2000.

As of September 30, 2000, ZymeTx's balance sheet reflected cash equivalents and short-term investments totaling $2,186,000. On October 13, 2000, the Company raised an additional $2,000,000 in capital via the issuance of a senior convertible debentures to a group of institutional investors. On a proforma basis, this gives the Company in excess of $4 million in cash equivalents.

"We are pleased to report that ZymeTx was able to significantly expand its sales distribution network and fund development of advanced viral technology platform, while reducing total operating expenses from prior-year levels, during the first quarter of fiscal 2001," stated Norman R. Proulx, President and Chief Executive Officer of ZymeTx, Inc.

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    ZYMETX REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED SEPT.  30, 2000
                                                                NOVEMBER 9, 2000
                                                                          PAGE 2


The Company currently markets ZstatFlu(R), the world's first rapid point-of-care test capable of detecting both Influenza A and B. Marketing for ZstatFlu currently targets doctors' offices, hospitals, reference laboratories, nursing homes, and such closed-quarter populations as prisons, the military and industrial settings.

"As this year's influenza season gets underway, consumer awareness of new therapeutics and diagnostics is increasing," continued Proulx. "ZstatFlu, which is gaining acceptance in the health care industry, along with the National Flu Surveillance Network(TM) (NFSN), which monitors and pinpoints flu outbreaks across the country, allow ZymeTx to serve as the bridge between flu vaccination and treatment of the virus."

The NFSN is adding, on a daily basis, to its network of surveillance sites and physicians that report to the NFSN the presence and prevalence of influenza in their practices in real-time. The upgraded NFSN website, Fluwatch.com, now records localized outbreaks of influenza at the zip-code level.

"We are pleased that the health care industry and public are becoming aware of the merits of ZstatFlu and the NFSN. This provides further evidence of the value of these public health care tools in a comprehensive Influenza Disease Management program," Proulx concluded.

ABOUT THE COMPANY

ZymeTx, Inc. is a biotechnology company engaged in the development of products for the diagnosis and treatment of viral disease, viral management and disease surveillance. The Company developed ZstatFlu, the world's first rapid point-of-care test capable of detecting both Influenza A and B, and the National Flu Surveillance Network(TM) (NFSN), a network of physician sites across the country that use ZstatFlu to track influenza in their communities and practices. The common stock of ZymeTx, Inc. is traded on The Nasdaq National Market under the symbol "ZMTX." Additional information on ZymeTx and NFSN can be obtained by accessing the web sites at www.zymetx.com and www.fluwatch.com.

This press release may contain forward-looking statement including statements regarding expected future results of operations, which are subject to risks and uncertainties. All forward-

                                     -more-

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    ZYMETX REPORTS FINANCIAL RESULTS FOR THE FIRST QUARTER ENDED SEPT.  30, 2000
                                                                NOVEMBER 9, 2000
                                                                          PAGE 3


looking statements in this press release are based upon historical information available as of the date of this release. Such historic information may change or become invalid after the date of this release, and by making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this release. The Company's SEC filings contain additional discussions about those facts, which could cause actual results to differ from management's expectations.

                           -Financial chart to follow-

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                                  ZYMETX, INC.
                         CONDENSED FINANCIAL INFORMATION

                            STATEMENTS OF OPERATIONS


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
                                                         Three Months ended
                                                            September 30
                                                   ----------------------------
                                                       1999            2000
                                                   -----------      -----------
                                                            (Unaudited)
Revenues:
Sales                                              $     9,773      $    64,780
Cost of Sales                                            2,455           33,384
                                                   -----------      -----------
Gross Profit                                             7,318           31,396

Expenses:
Research and development                               329,884          209,103
Product development                                    296,843          224,369
Sales and marketing                                    308,740          503,944
General and administrative                             913,931          556,244
                                                   -----------      -----------
Total expenses                                       1,849,398        1,493,660
                                                   -----------      -----------
Loss from operations                                (1,842,080)      (1,462,264)
Interest expense                                       (15,803)          (9,241)
Interest income                                        121,993           49,417
                                                   -----------      -----------
Net loss                                           $(1,735,890)     $(1,422,088)
                                                   ===========      ===========

Basic and diluted net loss per share               $     (0.26)     $     (0.21)
Shares used in per share calculation                 6,695,774        6,840,125
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                            CONDENSED BALANCE SHEETS

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
                                                       June 30,      September 30,
                                                         2000            2000
                                                     -----------     ------------
                                                                     (Unaudited)
Cash, cash equivalents and short term
investments                                           $3,816,310      $2,185,621
Inventory                                              2,528,664       2,647,245
Total assets                                           7,151,597       6,000,910
Total liabilities                                      1,679,702       1,420,665
Stockholders' equity                                   5,471,895       4,580,245
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